Exhibit 10.4


                       SETTLEMENT AGREEMENT

This Settlement Agreement (hereinafter 'Agreement') is made as of the 31st day of August 2005.

Between: LIONS PETROLEUM INC., a fully reporting State of Delaware company, trading on the OTCBB exchange under symbol LPET, with offices at 600 17th Street, Suite 2800 South, Denver, CO, 80202, U.S.A. (hereinafter called 'Lions')

                                                             of the First Part

And: LIONS PETROLEUM CORP., a Nevada corporation, with offices at #200 - 100 Park Royal, West Vancouver, B.C., V7T 1A2, Canada,
          (hereinafter called 'Nevada')

                                                            of the Second Part

And: PURE ENERGY VISIONS CORPORATION, an Ontario corporation, with offices at 30 Pollard Street, Richmond Hill, Ontario, L4B 1C3, Canada (hereinafter called 'Visions')

                                                             of the Third Part

WHEREAS, at the date hereof, Lions owns 29,126,160 common shares of Visions, which shareholding represents 100% of the issued and outstanding common shares of Visions;

AND WHEREAS such 29,126,160 common shares of Visions are held subject to the rights granted by Lions on February 9, 2005 to its shareholders of record as at September 20, 2004 by the terms of the 'Special Warrants', which Special Warrants provided each holder the right to acquire, without any additional consideration, an equivalent number of shares in the capital of Visions (hereinafter 'Securities'), which company was previously named Energy Ventures Inc. (Canada) and changed its name to Pure Energy Visions Corporation on January 4, 2005. The Special Warrants may be exercised by each holder during a period of 18 months from September 20, 2004, the date of issuance, and shall be exercised automatically on the day of issuance by the Ontario Securities Commission of a receipt for a final prospectus related to the distribution of the Securities being acquired by the holders of the Special Warrants upon exercise of such Special Warrants. The Special Warrants shall be exercised automatically on the expiry date of the Special Warrants;

AND WHEREAS, as a result of the issue of the Special Warrants, Lions determined that at September 30, 2004 and at the date hereof it no longer has ownership of Visions;

AND WHEREAS, as at June 30, 2005, Lions owed to arms length third parties approximately U.S. $449,451 incurred during the period to September 20, 2004 in which Lions was in the fuel cell and battery business, then discontinued (hereinafter 'Assumed Debt');

AND WHEREAS, as at June 30, 2005, Lions owed to Dohan and Company, its auditors, and to service providers to be determined, approximately U.S. $20,193 of audit fees incurred in respect of the Lions audit as at September 30, 2004 and an additional U.S. $12,000 provided with respect to the filing of tax returns to that date;

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AND WHEREAS, as at September 30, 2004 and also at June 30, 2005, Lions is involved in unresolved litigation that arose prior to September 20, 2004 and is referred to in detail in the 10KSB filed with respect to its fiscal year ended September 30, 2004 (hereinafter 'Assumed Litigation'). Such litigation specifically includes an action commenced in Vancouver, British Columbia, by Mr. Dale Hueser and August Capital Corp., and an action respecting Northern Securities Inc., Vic Alboini and Stature Inc.;

AND WHEREAS, as at September 30, 2004 and also at June 30, 2005, Lions has provided its guarantee with respect to an unused factoring agreement set up prior to September 20, 2004 (hereinafter 'Assumed Factoring Agreement');

AND WHEREAS, as at June 30, 2005, Nevada has advanced to Visions the sum of approximately U.S. $112,726 (hereinafter 'Nevada Debt');

AND WHEREAS each of the Parties wishes the above matters to be settled and resolved each in their own respective interests, and such settlement and resolution is the purpose of this Agreement;

NOW THEREFORE in consideration of the covenants contained in this Agreement and other good and valuable consideration paid by each party to the others (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

PURE ENERGY VISIONS CORPORATION AGREES:

1) To assume the Assumed Debt and, on a best efforts basis, to obtain the written agreement of the creditors concerned to accept Visions as their debtor instead of Lions;

2) To accept all responsibility in respect of the Assumed Litigation. And on a best efforts basis, to bring such litigation to a speedy and satisfactory conclusion;

3) To accept all responsibility in respect of the Assumed Factoring Agreement. And on a best efforts basis, to ensure that the legal obligation of Lions respecting such matter is cancelled;

4) To defend, indemnify and hold Lions and Nevada, and their respective officers, directors, shareholders, employees, agents, attorneys and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by Lions and Nevada arising out of, based upon, or by reason of a failure to perform any agreement or covenant made by the Visions in this Agreement

LIONS PETROLEUM INC. AGREES:

5) To issue to Visions common shares of Lions to a value of U.S. $94,000, the specific quantity of shares to be issued and the method of share valuation to be mutually agreed by Lions and Visions;

6) To be responsible for all legal, accounting and other costs incurred subsequent to September 20, 2004. And to be responsible also for costs yet to be incurred in order to implement this Agreement;


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7)   To issue to Nevada, respecting its agreement to forgive the Nevada Debt, such quantity of common shares of Lions as is to be agreed by Lions and Nevada and/or assume the Nevada Debt, and/or such other consideration as may be mutually agreed by Lions and Nevada;

8) To defend, indemnify and hold Visions and Nevada, and their respective officers, directors, shareholders, employees, agents, attorneys and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by Visions and Nevada arising out of, based upon, or by reason of a failure to perform any agreement or covenant made by the Lions in this Agreement

LIONS PETROLEUM CORP. AGREES:

9)   To forgive the Nevada Debt;

10) To defend, indemnify and hold Lions and Visions, and their respective officers, directors, shareholders, employees, agents, attorneys and representatives, harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees) which may be sustained or suffered by Lions and Visions arising out of, based upon, or by reason of a failure to perform any agreement or covenant made by the Nevada in this Agreement

ALL THREE PARTIES MUTUALLY AGREE:

11) That any and all verbal or written agreements, understandings or resolutions, related in any way to the Lions shell and to the agreements and responsibilities of the Parties with respect thereto, dated prior to the date of this Agreement are null and void. And this Agreement constitutes the only agreement between the Parties respecting its subject matter.

12) To execute and deliver such shareholder and director resolutions and other agreements as are necessary or required to give effect to this Agreement;

13)  To close the Agreement on or before September 30, 2005;

14) That they have been advised to obtain and have obtained independent legal advice with respect to this Agreement and that they have not relied in any way upon advice or representations relating to this Agreement made by any other party.

15) That all Parties will comply with all applicable government laws, regulations and ordinances.

16) That this Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

17) To execute and deliver any further documents required to give effect to this Agreement.

18) This Agreement may be executed in as many counterparts as may be necessary and each of which so signed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date set forth above.


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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SIGNED, SEALED AND DELIVERED by           )
LIONS PETROLEUM INC.                      )
                                          )    c/s
/s/ Dale Paulson                          )
______________________________________    )
Authorized Signatory

SIGNED, SEALED AND DELIVERED by           )
LIONS PETROLEUM CORP.                     )
                                          )    c/s
/s/ Gordon Wiltse                         )
______________________________________    )
Authorized Signatory



SIGNED, SEALED AND DELIVERED by           )
PURE ENERGY VISIONS CORPORATION           )
                                          )    c/s
/s/ D. Wayne Hartford                     )
______________________________________    )
Authorized Signatory



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